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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2004

QWEST CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

001-03040	84-0273800
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-992-1400

Not applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        Qwest Corporation ("we", "us", "our") is an indirect, wholly owned subsidiary of Qwest Communications International Inc. ("QCII"). On May 1, 2004, we transferred to an affiliate ownership of our subsidiary, Qwest Wireless LLC, which was the entity through which we held our wireless assets and conducted our wireless operations. The transfer was made in the form of a dividend to Qwest Services Corporation, our direct parent, and, as a result, no consideration was exchanged. Due to this transfer, we no longer have significant wireless operations, and in all future reports we will account for the results of Qwest Wireless for prior periods as discontinued operations.

Forward Looking Statements Warning

        This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed with the SEC by QC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our QCII's substantial indebtedness, and the inability to complete any efforts to de-lever our or its balance sheets through asset sales or other transactions; any adverse outcome of the SEC's current investigation into QCII's accounting policies, practices and procedures and certain transactions; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to QCII; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our or QCII's inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of QCII's stock price; intense competition in the markets in which we compete, including the likelihood of certain of our competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and any negative consequences as a result of our practice of distributing much or all of our net income each year to QCII.

        The information contained in this Current Report on Form 8-K is a statement of the our present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions. We may change our intention, belief or expectation at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        By including any information in this Current Report on Form 8-K, we do not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Item 7(b). Pro Forma Financial Information.

        (To be filed by amendment)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST CORPORATION
DATE: May 17, 2004	By:	/s/ STEPHEN E. BRILZ Stephen E. Brilz Assistant Secretary

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  Item 2. Acquisition or Disposition of Assets.
  Item 7(b). Pro Forma Financial Information.
SIGNATURES